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                                                                    CONFIDENTIAL
                           AMENDED AND RESTATED BYLAWS
                                       of
                                 PICTORIAL, INC.

                                    ARTICLE I

                      Records Pertaining to Share Ownership

      Section 1.1. Recognition of Shareholders. Pictorial, Inc. (the "Corporation") is entitled to recognize a person registered on its books as the owner of shares of the Corporation as having the exclusive right to receive dividends and to vote those shares, notwithstanding any other person's equitable or other claim to, or interest in, those shares.

      Section 1.2. Transfer of Shares. Shares are transferable only on the books of the Corporation, subject to any transfer restrictions imposed by the Articles of Incorporation, these Bylaws, or an agreement among shareholders and the Corporation. Shares may be so transferred upon presentation of the certificate representing the shares, endorsed by the appropriate person or persons, and accompanied by (a) reasonable assurance that those endorsements are genuine and effective, and (b) a request to register the transfer. Transfers of shares are otherwise subject to any applicable provisions of the Indiana Business Corporation Law (the "Act") and Article 8 of the Indiana Uniform Commercial Code.

      Section 1.3. Certificates. Each shareholder is entitled to a certificate signed (manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary, setting forth (a) the name of the person to whom issued, (b) the number of shares of stock in the Corporation owned by the Shareholder, (c) that such shares have no par value, and (d) that such shares have been fully paid and are not liable to any further call or assessment. The Board of Directors shall prescribe the form of the certificate.

      Section 1.4. Lost or Destroyed Certificates. A new certificate may be issued to replace a lost or destroyed certificate. Unless waived by the Board of Directors, the shareholder in whose name the certificate was issued shall make an affidavit or affirmation of the fact that his certificate is lost or destroyed, shall advertise the loss or destruction in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in the amount and form which the Board of Directors may prescribe.


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                                                                    CONFIDENTIAL

                                    ARTICLE II

                          Meetings of the Shareholders

      Section 2.1. Annual Meetings. Annual meetings of the shareholders shall be held on the first Tuesday in September of each year, or on such other date as may be designated by the Board of Directors.

      Section 2.2. Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors. Special meetings of the shareholders shall be called upon delivery to the Secretary of the Corporation of one or more written demands for a special meeting of the shareholders describing the purposes of that meeting and signed and dated by the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at that meeting.

      Section 2.3. Notice of Meetings. The Corporation shall deliver or mail written notice stating the date, time, and place of any shareholders' meeting and, in the case of a special shareholders' meeting or when otherwise required by law, a description of the purposes for which the meeting is called, to each shareholder of record entitled to vote at the meeting, at such address as appears in the records of the Corporation and at least ten (10), but no more than sixty (60) days before the date of the meeting. A shareholders' meeting shall be held at such place, either in or out of the State of Indiana, as may be specified by the Board of Directors in the respective notice for such meeting.

      Section 2.4. Waiver of Notice. A shareholder may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed waiver to the Corporation for inclusion in the minutes. A shareholder's attendance at any meeting, in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      Section 2.5. Record Date. The Board of Directors may fix a record date, which may be a future date, for the purpose of determining the shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action. A record date may not exceed fifty (50) days before the meeting or action requiring a determination of shareholders. If the Board of Directors does not fix a record date, the record date shall be the 30th day prior to the date of the meeting or other action.


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                                                                    CONFIDENTIAL

      Section 2.6. Voting at Meetings.

      (a) Voting Rights. Except as may be otherwise provided in the Articles of Incorporation, every shareholder of the Corporation shall at all meetings of the Shareholders have the right to one (1) vote for each share standing in the shareholder's name on the books of the Corporation. Such vote may be exercised in person or by proxy. At any meeting of the shareholders, an affirmative vote of a majority of all of the shares issued and outstanding shall be necessary to adopt or approve any action of the shareholders unless otherwise provided in the Articles of Incorporation, these Bylaws, or by law.

      (b) Voting by Proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder pursuant to a written appointment form executed by the shareholder or the shareholder's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. The general proxy of a fiduciary is given the same effect as the general proxy of any other shareholder. A proxy appointment is valid for 11 months unless otherwise expressly stated in the appointment form.

      (c) Voting Lists. After a record date for a shareholders' meeting has been fixed, the Secretary shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, showing the address and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. The list shall be available for inspection and copying by any shareholder entitled to vote at the meeting, or by the shareholder's agent or attorney authorized in writing, at any time during regular business hours, beginning five (5) business days before the date of the meeting through the meeting. The list shall also be made available to any shareholder, or to the shareholder's agent or attorney authorized in writing, at the meeting and any adjournment thereof. Failure to prepare or make available a voting list with respect to any shareholder's meeting shall not affect the validity of any action taken at such meeting.

      (d) Quorum; Approval. At any meeting of shareholders, a majority of the votes entitled to be cast on a matter at the meeting, represented in person or by proxy, constitutes a quorum. If a quorum is present when a vote is taken, action on a matter is approved if the votes cast in favor of the action exceed the votes cast in opposition to the action, unless a greater number is required by law, the Articles of Incorporation, or these Bylaws.

      (e) Action by Consent. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes. If not otherwise determined pursuant to Section 5 of this Article II, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent to such action.


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                                                                    CONFIDENTIAL

      Section 2.7. Presence. Any or all shareholders may participate in any annual or special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder so participating is deemed to be present in person at the meeting.

      Section 2.8. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at such place, either in or out of the State of Indiana, as may be specified by the Board of Directors.

                                   ARTICLE III

                               Board of Directors

      Section 3.1. Powers and Duties. All corporate powers are exercised by or under the authority of, and the business and affairs of the Corporation are managed under the direction of, the Board of Directors, unless otherwise provided in the Articles of Incorporation.

      Section 3.2. Number and Terms of Office: Qualifications. The Board of Directors shall be composed of three (3) members. The Board of Directors may establish a variable range for the size of the Board of Directors, which shall not be less than three (3) members nor more than five (5) members, and thereafter, the number of directors may be fixed or changed from time to time by the Board of Directors within the variable range. In the absence of a bylaw fixing a variable range for the Board of Directors, the number shall be three
(3). Directors are elected at each annual shareholders' meeting and serve for a term expiring at the following annual shareholders' meeting. A director who has been removed pursuant to Section 3 of this Article III ceases to serve immediately upon removal; otherwise, a director whose term has expired continues to serve until a successor is elected and qualified or until there is a decrease in the number of directors. A person need not be a shareholder or an Indiana resident to qualify to be a director.

      Section 3.3. Removal. Any director may be removed with or without cause by action of the shareholders taken at any meeting the notice of which states that one of the purposes of the meeting is removal of the director.

      Section 3.4. Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board, the directors remaining in office may fill the vacancy by the affirmative vote of a majority of those directors. Any director elected to fill a vacancy holds office until the next annual meeting of the shareholders and until a successor is elected and qualified.

      Section 3.5. Annual Meetings. Unless otherwise agreed by the Board of Directors, the annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place where the meeting of shareholders was held, for the purpose of


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                                                                    CONFIDENTIAL

organization, election of officers and consideration of any other business which may be brought before the meeting. Notice is not necessary for any annual meeting.

      Section 3.6. Regular and Special Meetings. Regular meetings of the Board of Directors may be held pursuant to a resolution of the Board of Directors establishing a method for determining the date, time, and place of those meetings. Notice is not necessary for any regular meeting. Special meetings of the Board of Directors may be held upon the call of the Chairman of the Board, President, Vice-President, or any two (2) members of the Board of Directors of the Corporation. The person or persons calling such meeting shall, or cause the Secretary of the Corporation to, give twenty-four (24) hours' written or oral notice specifying the date, time, and place of the meeting. Notice of a special meeting may be waived in writing before or after the time of the meeting. Attendance at or participation in a meeting waives any required notice of the meeting, unless at the beginning of the meeting (or promptly upon the director's arrival) the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A waiver must be signed by the director entitled to the notice and filed with the minutes of the meeting.

      Section 3.7. Quorum. A quorum for the transaction of business at any meeting of the Board of Directors consists of a majority of the number of directors specified in Section 2 of this Article III. If a quorum is present when a vote is taken, action on a matter is approved if the action receives the affirmative vote of a majority of the directors present.

      Section 3.8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all directors then in office. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes. Action of the Board of Directors taken by consent is effective when the last director signs the consent, unless the consent specifies a prior or subsequent effective date.

      Section 3.9. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken, or (ii) the number of directors required under Section 7 of this Article III to take action. All rules applicable to action by the Board of Directors apply to committees and their members. The Board of Directors may specify the authority that a committee may exercise; however, a committee may not (a) authorize distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors, (b) approve or propose to shareholders action that must be approved by shareholders, (c) fill vacancies on the Board of Directors or on any of its committees, (d) amend the Articles of Incorporation, (e) adopt, amend, or repeal these Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or


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                                                                    CONFIDENTIAL

series of shares, except the Board of Directors may authorize a committee to so act within limits prescribed by the Board of Directors.

      Section 3.10. Presence. The Board of Directors may permit any or all directors to participate in any annual, regular, or special meeting by any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director so participating is deemed to be present in person at the meeting. A quorum for any meeting so held shall be computed on the basis of all persons in voice contact with each other. Any meeting so held shall be a formal meeting of the Board of Directors for all purposes, and any business may be transacted at such meeting that could be transacted if the directors were assembled in the presence of each other.

      Section 3.11. Compensation. Each director shall receive such compensation for service as a director as may be fixed by the Board of Directors. Until such time as the Board of Directors shall choose to act on this matter, members of the Board of Directors shall receive no compensation for acting in such capacity.

                                   ARTICLE IV

                                    Officers

      Section 4.1. Officers. At its annual meeting, the Board of Directors shall elect a President, Vice President, Secretary, and Treasurer, and may at its option elect one or more such assistants and other officers as it may decide upon. The same individual may simultaneously hold more than one office.

      Section 4.2. Terms of Office. Officers are elected at each annual meeting of the Board of Directors and serve for a term expiring at the following annual meeting of the Board of Directors. An officer who has been removed pursuant to
Section 4 of this Article IV ceases to serve as an officer immediately upon removal; otherwise, an officer whose term has expired continues to serve until a successor is elected and qualified.

      Section 4.3. Vacancies. If a vacancy occurs among the officers, the Board of Directors may fill the vacancy. Any officer elected to fill a vacancy holds office until the next annual meeting of the Board of Directors and until a successor is elected and qualified.

      Section 4.4. Removal. Any officer may be removed at any time by majority vote of the entire Board of Directors.

      Section 4.5. Compensation. Each officer shall receive such compensation for service in office as may be fixed by the Board of Directors.


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      Section 4.6. The Chairman of the Board. If the Board of Directors so
chooses, it may elect a Chairman of the Board, who shall be chosen from among the Directors, and who if present, presides at all of the meetings of the Board of Directors, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

      Section 4.7. President. The President shall be the Chief Executive and Operating Officer of the Corporation and is responsible for managing and supervising the affairs and personnel of the Corporation, subject to the general control of the Board of Directors. The President presides at all meetings of shareholders and directors. The President has such other powers and duties as the Board of Directors may from time to time prescribe.

      Section 4.8. The Executive Vice-President. The Executive Vice-President, if elected, shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as this Code of Bylaws may require, or the Board of Directors may prescribe.

      Section 4.9. Vice President. The Vice President shall perform all the duties incumbent upon, the President during the President's absence or disability. The Vice President has such other powers and duties as the Board of Directors may from time to time prescribe. If the Board of Directors shall elect more than one (1) Vice President, their right to act during the absence or disability of the President shall be in the order designated by the Board of Directors.

      Section 4.10. The Secretary is responsible for (a) attending all meetings of the shareholders and the Board of Directors, (b) preparing true and complete minutes of the proceedings of all meetings of the shareholders, the Board of Directors, and all committees of the Board of Directors, (c) maintaining and safeguarding the books (except books of account) and records of the Corporation, and (d) authenticating the records of the Corporation. If required, the Secretary attests the execution of deeds, leases, agreements, powers of attorney, certificates representing shares of the Corporation, and other official documents by the Corporation. The Secretary serves all notices of the Corporation required by law, the Board of Directors, or these Bylaws. The Secretary has such other duties as the Board of Directors may from time to time prescribe.

      Section 4.11. Treasurer. The Treasurer is responsible for (a) keeping correct and complete books of account which show accurately at all times the financial condition of the Corporation, (b) safeguarding all funds, notes, securities, and other valuables which may from time to time come into the possession of the Corporation, and (c) depositing all funds of the Corporation with such depositories as the Board of Directors shall designate. The Treasurer shall furnish at meetings of the Board of Directors, or when otherwise requested, a statement of the financial condition of the Corporation. The Treasurer has such other duties as the Board of Directors may from time to time prescribe.


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      Section 4.12. Assistant Officers. The Board of Directors or the President
may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist specify and delegate to them, and such other powers and duties as the Board of Directors or the President may from time to time prescribe. An Assistant Secretary may, during the absence or disability of the Secretary, discharge all responsibilities imposed upon the Secretary of the Corporation, including, without limitation, attest the execution of all documents by the Corporation.

                                    ARTICLE V

                                  Miscellaneous

      Section 5.1. Records. The Corporation shall keep as permanent records minutes of all meetings of the shareholders, the Board of Directors, and all committees of the Board of Directors, and a record of all actions taken without a meeting by the shareholders, the Board of Directors, and all committees of the Board of Directors. The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order showing the number of shares held by each. The Corporation shall maintain its records in written form or in a form capable of conversion into written form within a reasonable time. The Corporation shall keep a copy of the following records at its principal office: (a) the Articles of Incorporation then currently in effect, (b) the Bylaws then currently in effect, (c) all resolutions adopted by the Board of Directors with respect to one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding, (d) minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past 3 years, (e) all written communications to shareholders generally during the past 3 years, including annual financial statements furnished upon request of the shareholders, (f) a list of the names and business addresses of the current directors and officers, and (g) the most recent annual report filed with the Indiana Secretary of State.

      Section 5.2. Execution of Contracts and Other Documents. Unless otherwise authorized or directed by the Board of Directors, all written contracts and other documents entered into by the Corporation and all checks, drafts, and bills of exchange, and orders for payment of money in the ordinary course of business of the Corporation, shall be executed on behalf of the Corporation by the President or Vice President, and, if required, attested by the Secretary or an Assistant Secretary.

      Section 5.3. Accounting Year. The accounting year of the Corporation shall begin on January 1st of each year and shall end on December 31st immediately following.

      Section 5.4. Corporate Seal. The Corporation has no seal.


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                                                                    CONFIDENTIAL

                                   ARTICLE VI

                                    Amendment

      These Bylaws may be amended or repealed only by the Board of Directors. The affirmative vote of a majority of all the directors is necessary to amend or repeal these Bylaws.


                                    The foregoing Code of Bylaws of the
                                    Corporation were duly adopted by the Board of Directors of the Corporation on 10th Day of November, 1997.



                                    /s/ Alexander C. Lange, Secretary
                                    --------------------------------
                                    Alexander C. Lange, Secretary


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